Exhibit 99.1

Grocery Outlet Holding Corp. Announces Fourth Quarter and Fiscal 2019 Financial Results
Full Year Fiscal 2019 Net sales increased 11.9% to $2.56 billion
Full Year Fiscal 2019 Comparable store sales increased 5.2%
Full Year Fiscal 2019 Net income decreased 2.8% to $15.4 million; Full Year Fiscal 2019 Adjusted net income (1) increased 31.7% to $65.0 million
Full Year Fiscal 2019 Adjusted EBITDA (1) increased 10.6% to $169.8 million
Emeryville, CA – March 24, 2020 – Grocery Outlet Holding Corp. (NASDAQ: GO) (“Grocery Outlet” or the “Company”) today announced financial results for the fourth quarter and full fiscal year 2019 ended December 28, 2019.
For the fourth quarter ended December 28, 2019:
•Net sales increased by 12.0% to $655.5 million from $585.2 million in the fourth quarter of fiscal 2018; comparable store sales increased by 5.1% over a 4.1% increase in the same period last year.
•The Company opened ten new stores ending the quarter with 347 stores in six states.
•Net income was $9.8 million, or $0.11 per diluted share, compared to net loss of $4.6 million, or $0.07 per diluted share, in the fourth quarter of fiscal 2018.
•Adjusted EBITDA (1) increased 5.6% to $41.5 million compared to $39.3 million in the fourth quarter of fiscal 2018.
•Adjusted net income (1) increased 67.8% to $19.9 million, or $0.21 per non-GAAP diluted share, compared to $11.9 million, or $0.17 per non-GAAP diluted share, in the fourth quarter of fiscal 2018.
Eric Lindberg, CEO of Grocery Outlet, stated, “During this unprecedented time, we are first and foremost focused on the health and safety of our corporate team, network of independent operators and their staff, our vendor partners and our customers. All parts of the business are coming together to serve our customers; we are leaning on our strong purchasing organization, long-standing vendor relationships, flexible supply chain, and the tireless efforts of our community of independent operators and their employees in order to keep store shelves stocked. We want to thank our employees and our IO’s for their continued contribution and service to their communities during this challenging period.”
Mr. Lindberg continued, “We remain committed to our value proposition to customers – offering deep value on branded and everyday consumables in an easy-to-shop environment. As much as we’re focused on the present circumstances, we are not taking our eye off of our longer-term strategy. Our approach has been and will continue to be focused on making smart, disciplined investments to support our growth.”
(1) Adjusted EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures, which exclude the impact of certain special items. See the Non-GAAP Financial Measures section of this release for additional information about these items.

For the 52 weeks ended December 28, 2019:
•Net sales increased by 11.9% to $2.56 billion from $2.29 billion in the same period in fiscal 2018; comparable store sales increased by 5.2% over a 3.9% increase in fiscal 2018.
•Net income decreased 2.8% to $15.4 million, or $0.19 per diluted share, compared to net income of $15.9 million, or $0.23 per diluted share, in the same period in fiscal 2018.
•Adjusted EBITDA (1) increased 10.6% to $169.8 million, compared to $153.6 million in the same period in fiscal 2018.
•Adjusted net income (1) increased 31.7% to $65.0 million, or $0.79 per non-GAAP diluted share, compared to $49.3 million, or $0.72 per non-GAAP diluted share, last year. As a result of our initial public offering in June 2019, our non-GAAP diluted weighted average shares outstanding increased to 81.9 million, compared to 68.5 million in the same period in fiscal 2018.
Balance sheet and cash flow:
•Cash and cash equivalents totaled $28.1 million at the end of the fourth quarter of fiscal 2019 as compared to $21.1 million at the end of the same period in fiscal 2018.
•The Company ended the fourth quarter of fiscal 2019 with $448.0 million in total debt, compared to $857.4 million at the end of the same period in 2018. The decrease was due to the prepayment of debt associated with our initial public offering in June 2019 and an additional voluntary prepayment of debt in October 2019.
•Net cash provided by operations during the fourth quarter of fiscal 2019 was $28.3 million as compared to $20.4 million in the same period in fiscal 2018. Net cash provided by operations during fiscal 2019 was $132.8 million as compared to $105.8 million in the same period in fiscal 2018.
•Capital expenditures for the fourth quarter of fiscal 2019, excluding the impact of landlord allowances, totaled approximately $25.8 million.
Recent Developments:
•On March 19, 2020, the Company borrowed $90.0 million under the revolving credit facility of its First Lien Credit Agreement, the proceeds of which are to be used as reserve funding for working capital needs as a precautionary measure in light of the economic uncertainty surrounding the current Covid-19 pandemic.
•On January 29, 2020, the Company priced its secondary offering of 16.0 million shares at $33.00 per share.
•The Company did not sell any shares of common stock in the secondary offering and did not receive any of the proceeds from the sale.

Fiscal 2020 outlook:
Charles Bracher, Chief Financial Officer commented, “As we operate our business through this unprecedented time, our primary focus is working together across the organization in order to serve our customers and keep pace with accelerated demand. Looking forward, it is incredibly challenging to predict the human and economic impact of the Coronavirus and the related change in customer shopping behavior. Although we are not providing formal 2020 earnings guidance at this time, we are encouraged by the strength of our liquidity position and the unique advantages of our business model. And while we’re adapting to the current operating environment, we continue to invest in our long-term growth opportunities.”
As a reminder, the Company will report 53 weeks of operating results in fiscal 2020 compared to 52 weeks in fiscal 2019.
Conference Call Information:
A conference call to discuss the fourth quarter and full year fiscal 2019 financial results is scheduled for today, March 24, 2020 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-407-9208 approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://investors.groceryoutlet.com.
A taped replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online and by dialing 412-317-6671. The pin number to access the telephone replay is 13699811. The replay will be available for approximately two weeks after the call.
Non-GAAP Financial Information:
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted earnings per share measures of performance to evaluate the effectiveness of its business strategies, to make budgeting decisions and to compare its performance against that of other peer companies using similar measures. Management believes it is useful to investors and analysts to evaluate these non-GAAP measures on the same basis as management uses to evaluate our operating results.
Adjusted EBITDA is defined as net income before interest expense, taxes, depreciation and amortization (“EBITDA”) and other adjustments noted in the “Reconciliation of GAAP Net Income to Adjusted EBITDA” table below. Adjusted net income is defined as net income before the adjustments noted in table “Reconciliation of GAAP Net Income to Adjusted Net Income” below.
Adjusted EBITDA and adjusted net income are non-GAAP measures and may not be comparable to similar measures reported by other companies. Adjusted EBITDA and adjusted net income have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP.
Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect management's current views and estimates regarding the prospects of the industry and the Company’s prospects, plans, business, results of operations, financial position, future financial performance and business strategy. These forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company cannot provide any assurance that these expectations will prove to be correct.

The following factors are among those that may cause actual results to differ materially from the forward-looking statements: failure of suppliers to consistently supply us with opportunistic products at attractive pricing; inability to successfully identify trends and maintain a consistent level of opportunistic products; failure to maintain or increase comparable store sales; changes affecting the market prices of the products we sell; failure to open, relocate or remodel stores on schedule; risks associated with newly opened stores; risks associated with economic conditions; competition in the retail food industry; inability to retain the loyalty of our customers; costs and implementation difficulties associated with marketing, advertising and promotions; failure to maintain our reputation and the value of our brand, including protecting our intellectual property; any significant disruption to our distribution network, the operations of our distributions centers and our timely receipt of inventory; movement of consumer trends toward private labels and away from name-brand products; inability to maintain sufficient levels of cash flow from our operations; risks associated with leasing substantial amounts of space; failure to maintain the security of information we hold relating to personal information or payment card data of our customers, employees and suppliers; failure to participate effectively or at all in the growing online retail marketplace; material disruption to our information technology systems; risks associated with products we and our independent operators (“IOs”) sell; risks associated with laws and regulations generally applicable to retailers; legal proceedings from customers, suppliers, employees, governments or competitors; unexpected costs and negative effects associated with our insurance program; inability to attract, train and retain highly qualified employees; difficulties associated with labor relations; loss of our key personnel or inability to hire additional qualified personnel; changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters; impairment of goodwill and other intangible assets; any significant decline in our operating profit and taxable income; risks associated with tax matters; natural disasters and unusual weather conditions (whether or not caused by climate change), power outages, pandemic outbreaks, terrorist acts, global political events and other serious catastrophic events; major health epidemics, such as a coronavirus, and other outbreaks; economic downturns or natural or man-made disasters in geographies where our stores are located; time required to comply with public company regulations; management’s limited experience managing a public company; risks associated with IOs being consolidated into our financial statements; failure of our IOs to successfully manage their business; failure of our IOs to repay notes outstanding to us; inability to attract and retain qualified IOs; inability of our IOs to avoid excess inventory shrink; any loss or changeover of an IO; legal proceedings initiated against our IOs; legal challenges to the independent contractor business model; failure to maintain positive relationships with our IOs; risks associated with actions our IOs could take that could harm our business; the significant influence of certain significant investors over us; our ability to generate cash flow to service our substantial debt obligations; and the other factors discussed under “Risk Factors” in the Company’s prospectus filed with the Securities and Exchange Commission (the “SEC”) on January 30, 2020.
For a more detailed discussion of the risks, uncertainties and other factors that could cause actual results to differ, please refer to the “Risk Factors” the Company previously disclosed in its prospectus filed with the SEC on January 30, 2020, as such risk factors may be updated from time to time in the Company’s periodic filings with the SEC. The Company’s prospectus and periodic filings are accessible on the SEC’s website at www.sec.gov. You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by applicable law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this news release to conform these statements to actual results or to changes in our expectations.
About Grocery Outlet:
Based in Emeryville, California, Grocery Outlet is a high-growth, extreme value retailer of quality, name-brand consumables and fresh products sold through a network of independently operated stores. Grocery Outlet has more than 300 stores in California, Washington, Oregon, Pennsylvania, Idaho and Nevada.

INVESTOR RELATIONS CONTACT:
Jean Fontana
646-277-1214
Jean.Fontana@icrinc.com
MEDIA CONTACT:
Layla Kasha
510-379-2176
lkasha@cfgo.com

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended		Fiscal Year Ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Net sales	$655,517	$585,200	$2,559,617	$2,287,660
Cost of sales	455,239	409,036	1,772,515	1,592,263
Gross profit	200,278	176,164	787,102	695,397
Operating expenses:
Selling, general and administrative	167,895	140,758	639,437	557,100
Depreciation and amortization	9,793	11,530	47,883	45,421
Share-based compensation	5,586	10,025	31,439	10,409
Total operating expenses	183,274	162,313	718,759	612,930
Income from operations	17,004	13,851	68,343	82,467
Other expense:
Interest expense, net	6,695	14,950	45,927	55,362
Debt extinguishment and modification costs	—	5,253	5,634	5,253
Total other expense	6,695	20,203	51,561	60,615
Income (loss) before income taxes	10,309	(6,352)	16,782	21,852
Income tax expense (benefit)	477	(1,740)	1,363	5,984
Net income (loss) and comprehensive income (loss)	$9,832	$(4,612)	$15,419	$15,868
Basic earnings (net loss) per share (1)	$0.11	$(0.07)	$0.20	$0.24
Diluted earnings (net loss) per share (1)	$0.11	$(0.07)	$0.19	$0.23
Weighted average shares outstanding:
Basic (1)	88,841	68,476	79,044	68,473
Diluted (1)	93,076	68,476	81,863	68,546
_______________________
(1)On June 6, 2019, we effected a 1.403 for 1 forward stock split. All share amounts and per share disclosures for all periods presented have been adjusted retroactively for the impact of this forward stock split.

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 28, 2019	December 29, 2018
Assets
Current assets:
Cash and cash equivalents	$28,101	$21,063
Independent operator receivables and current portion of independent operator notes, net of allowance	7,003	5,056
Other accounts receivable, net of allowance	2,849	2,069
Merchandise inventories	219,420	198,304
Prepaid rent, related party	—	512
Prepaid expenses and other current assets	13,453	13,368
Total current assets	270,826	240,372
Independent operator notes, net of allowance	20,331	13,646
Property and equipment, net	356,614	304,032
Operating lease right-of-use assets	734,327	—
Intangible assets, net	47,792	68,824
Goodwill	747,943	747,943
Other assets	7,696	2,045
Total assets	$2,185,529	$1,376,862
Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$119,217	$98,123
Accrued expenses	31,363	31,194
Accrued compensation	14,915	10,795
Current portion of long-term debt	246	7,349
Current lease liabilities	38,245	—
Income and other taxes payable	4,641	3,463
Total current liabilities	208,627	150,924
Long-term liabilities:
Long-term debt, net	447,743	850,019
Deferred income taxes	16,020	15,135
Long-term lease liabilities	767,755	—
Deferred rent	—	60,833
Total liabilities	1,440,145	1,076,911
Stockholders’ equity:
Voting Common stock	89	67
Nonvoting Common stock	—	1
Series A Preferred stock	—	—
Additional paid-in capital	717,282	287,457
Retained earnings	28,013	12,426
Total stockholders’ equity	745,384	299,951
Total liabilities and stockholders’ equity	$2,185,529	$1,376,862

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Fiscal Year Ended
	December 28, 2019	December 29, 2018
Cash flows from operating activities:
Net income	$15,419	$15,868
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	42,906	37,052
Amortization of intangible and other assets	7,237	10,005
Amortization of debt issuance costs and bond discounts	2,542	4,108
Debt extinguishment and modification costs	5,634	5,253
Share-based compensation	31,439	10,409
Provision for accounts receivable	2,575	749
Deferred income taxes	872	5,831
Other	1,955	1,306
Changes in operating assets and liabilities:
Independent operator and other accounts receivable	(3,649)	(642)
Merchandise inventories	(21,115)	(15,292)
Prepaid expenses and other current assets	498	(1,543)
Income and other taxes payable	1,191	159
Trade accounts payable, accrued compensation and other accrued expenses	22,599	16,315
Deferred rent	—	16,233
Changes in operating lease assets and liabilities, net	22,732	—
Net cash provided by operating activities	132,835	105,811
Cash flows from investing activities:
Cash advances to independent operators	(12,811)	(10,456)
Repayments of cash advances from independent operators	4,473	3,749
Purchase of property and equipment	(97,194)	(64,762)
Proceeds from sales of assets	586	1,092
Intangible assets and licenses	(3,073)	(3,173)
Net cash used in investing activities	(108,019)	(73,550)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts	407,666	—
Proceeds from exercise of share-based compensation awards	4,444	29
Proceeds from loans	—	871,688
Payments related to net settlement of share-based compensation awards	(2,813)	(34)
Other direct costs paid related to the initial public offering	(7,062)	—
Principal payments on term loans	(414,813)	(725,010)
Principal payments on other borrowings	(865)	(94)
Dividends paid	(3,645)	(153,587)
Debt issuance costs paid	(690)	(9,991)
Net cash used in financing activities	(17,778)	(16,999)
Net increase in cash and cash equivalents	7,038	15,262
Cash and cash equivalents at beginning of the period	21,063	5,801
Cash and cash equivalents at end of the period	$28,101	$21,063

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(in thousands)
(unaudited)

	13 Weeks Ended		Fiscal Year Ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Net income (loss)	$9,832	$(4,612)	$15,419	$15,868
Interest expense, net	6,695	14,950	45,927	55,362
Income tax expense (benefit)	477	(1,739)	1,363	5,984
Depreciation and amortization expenses (a)	10,356	11,956	50,143	47,057
EBITDA	27,360	20,555	112,852	124,271
Share-based compensation expenses (b)	5,586	10,025	31,439	10,409
Debt extinguishment and modification costs (c)	—	5,253	5,634	5,253
Non-cash rent (d)	5,275	2,179	10,582	7,903
Asset impairment and gain or loss on disposition (e)	1,457	1,282	1,957	1,306
New store pre-opening expenses (f)	473	517	1,509	1,555
Provision for (write-off of) accounts receivable reserves (g)	202	(1,493)	2,575	749
Other (h)	1,183	1,000	3,294	2,132
Adjusted EBITDA	$41,536	$39,318	$169,842	$153,578

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED NET INCOME
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended		Fiscal Year Ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Net income (loss)	$9,832	$(4,612)	$15,419	$15,868
Share-based compensation expenses (b)	5,586	10,025	31,439	10,409
Debt extinguishment and modification costs (c)	—	5,253	5,634	5,253
Non-cash rent (d)	5,275	2,179	10,582	7,903
Asset impairment and gain or loss on disposition (e)	1,457	1,282	1,957	1,306
New store pre-opening expenses (f)	473	517	1,509	1,555
Provision for (write-off of) accounts receivable reserves (g)	202	(1,493)	2,575	749
Other (h)	1,183	1,000	3,294	2,132
Amortization of purchase accounting assets and deferred financing costs (i)	461	3,930	11,917	16,744
Tax effect of total adjustments (j)	(4,553)	(6,215)	(19,363)	(12,611)
Non-GAAP adjusted net income	$19,916	$11,866	$64,963	$49,308
GAAP earnings per share (k)
Basic	$0.11	$(0.07)	$0.20	$0.24
Diluted	$0.11	$(0.07)	$0.19	$0.23
Non-GAAP adjusted earnings per share (k)
Basic	$0.22	$0.17	$0.82	$0.72
Diluted	$0.21	$0.17	$0.79	$0.72
GAAP weighted average shares outstanding (k)
Basic	88,841	68,476	79,044	68,473
Diluted	93,076	68,476	81,863	68,546
Non-GAAP weighted average shares outstanding (k)
Basic	88,841	68,476	79,044	68,473
Diluted (l)	93,076	68,476	81,863	68,546

___________________________
(a)Includes depreciation related to our distribution centers which is included within the cost of sales line item in our consolidated statements of operations and comprehensive income.
(b)Fiscal year ended amounts includes $3.6 million and $10.0 million of cash dividends paid in fiscal 2019 and fiscal 2018, respectively, in respect of vested options as a result of dividends declared in connection with our 2018 Recapitalization and our 2016 Recapitalization.
(c)Represents the write-off of debt issuance costs and debt discounts related to the repricing and/or repayment of our first and second lien credit facilities.
(d)Consists of the non-cash portion of rent expense, which represents the difference between our straight-line rent expense recognized under GAAP and cash rent payments. The adjustment can vary depending on the average age of our lease portfolio, which has been impacted by our significant growth in recent years. Non-cash rent was impacted by the adoption of ASC 842, Leases, which moved approximately $3.2 million out of amortization expense and into non-cash rent expense.
(e)Represents impairment charges with respect to planned store closures and gains or losses on dispositions of assets in connection with store transitions to new IOs.
(f)Includes marketing, occupancy and other expenses incurred in connection with store grand openings, including costs that will be the IO’s responsibility after store opening.
(g)Represents non-cash changes in reserves related to our IO notes and accounts receivable.
(h)Other non-recurring, non-cash or discrete items as determined by management, including transaction related costs, personnel-related costs, store closing costs, legal expenses, strategic project costs, and miscellaneous costs.
(i)Represents the amortization of debt issuance costs and incremental amortization of an asset step-up resulting from purchase price accounting related to the 2014 H&F Acquisition which included trademarks, customer lists, and below-market leases. In fiscal 2019, due to the adoption of ASC 842, Leases, approximately $3.2 million in below-market lease amortization expense was moved out of this line and into non-cash rent expense.
(j)Represents the tax effect of the total adjustments. Because of the increased impact of discrete items on our effective tax rate including the excess tax benefits from the exercise and vest of share-based awards, beginning in the fourth quarter of fiscal 2019, we changed our methodology in order to tax effect the total adjustments on a discrete basis excluding any non-recurring and unusual tax items. Prior to the fourth quarter of fiscal 2019, the methodology we used was to calculate the tax effect of the total adjustments using our quarterly effective tax rate.
(k)On June 6, 2019, we effected a 1.403 for 1 forward stock split. All share amounts and per share disclosures for all periods presented have been adjusted retroactively for the impact of this forward stock split.
(l)To calculate diluted non-GAAP adjusted earnings per share, we adjusted the weighted-average shares outstanding for the dilutive effect of all potential shares of common stock.